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                                                      EXHIBIT 10.3

             AGREEMENT PERTAINING TO LOANS AND LEASES
                         (GREAT LAKES)

     THIS AGREEMENT PERTAINING TO LOANS AND LEASES (hereinafter "Agreement") is made this 11th day of July, 1997, by GREAT LAKES AVIATION, LTD., an Iowa corporation, with its principal place of business at 1965 330th Street, Spencer, Iowa 51301 (herein called "Debtor") in favor of RAYTHEON AIRCRAFT CREDIT CORPORATION, whose principal place of business is 10511 East Central, Wichita, Kansas 67206 (herein called "Secured Party").

                            RECITALS

     A. Secured Party and Debtor have previously entered into certain financial transactions whereby Debtor is obligated to Secured Party as evidenced by those certain documents described on Exhibit "A" attached hereto
          (collectively referred to as the "Initial Loans".

     B. Debtor is also obligated to Secured Party pursuant to certain airplane lease agreements with Secured Party, as specifically described on Exhibit "B" attached hereto (collectively referred to as the "Airplane Leases").

     C. Debtor is in default under the Initial Loans and Airplane Leases, as well as certain operational obligations owing to third parties. Secured Party has agreed to loan an additional Four Million Dollars ($4,000,000.00) to Debtor to assist in paying certain financial obligations, subject to the terms, conditions and understandings set forth herein.

                           AGREEMENT

     NOW, THEREFORE, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured
Party agree as follows:

     1. NEW PROMISSORY NOTE. Secured Party agrees to make a new loan to Debtor in the sum of Four Million Dollars ($4,000,000.00) to be evidenced by a Negotiable Promissory Note in the form and content as set forth in Exhibit "C" attached hereto ("New Promissory Note").

     2. SECURITY. The New Promissory Note as well as the financial obligations under the Initial Loans and Airplane Leases shall all be secured pursuant to the terms of a Security Agreement And Encumbrance Against Air Carrier Aircraft


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          Engines, Propellers, Appliances And Spare Parts in the
          form and content as attached hereto as Exhibit "D" ("Security Agreement"). The New Promissory Note as well as all obligations under the Initial Loans and Airplane Leases shall also be secured pursuant to the terms of that certain Pledge And Assignment Agreement in the form and content as attached hereto as Exhibit "E" ("Pledge Agreement"). The Security Agreement and Pledge Agreement shall grant to Secured Party a first lien perfected security interest (subject to any prior liens in favor of Secured Party) in the following property:

               All accounts receivable of Debtor, of any kind or nature, now existing or hereafter arising, whether arising out of or pertaining in any manner to the business operations of Debtor, and all proceeds, renewals, replacements, additions or substitutions thereof, including but not limited to all of Debtor's right, title and interest in and to the entire net settlement amounts of passenger revenue, air freight, nontransportation, IATA, UATP, and other receipts, and payments and revenues, which are or shall be received for the account of and are or shall become payable to Debtor by Airlines Clearing House, Inc. including but not limited to all amounts payable by Chase Manhattan Bank, N.A. as agent for Airlines Clearing House, Inc. ("Clearing House Funds"). Any funds received by Debtor from the Brazilian government every six months shalt be excluded from the foregoing.

               All of Debtor's air carrier aircraft engines, propellers, appliances, spare parts, avionics, accessories, instruments, rotables, equipment (including ground support equipment), subassemblies, tools, kits, consumables, components and related items for installation in or use in connection with Debtor's Beechcraft Model 1900 type airplanes now owned or hereinafter acquired by Debtor (collectively hereinafter collectively "Spare Parts").

               All of the foregoing is collectively referred to as the "Collateral."

     Debtor hereby covenants and warrants that it holds legal title to all of the Collateral free and clear of any security interests, liens or encumbrances of any nature whatsoever (except prior liens and encumbrances in favor of Secured Party), and that Debtor has full authority to encumber the Collateral and grant the aforesaid security interest in favor of Secured Party. Secured Party acknowledges that certain off-sets occur automatically to the Clearing House Funds for payments of transportation and non-transportation charges. Debtor agrees to cause no portion of said Clearing House Funds to be offset or used in any manner for non-transportation charges, including current or future rental obligations owing to United Airlines, except for those items


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     as specifically set forth on Exhibit "F" attached hereto
     ("Allowed Offsets To Clearing House Funds").

     This Agreement, the New Promissory Note, Pledge Agreement,
     Security Agreement and other documents referenced in said documents, are herein referred to collectively as the "Governing Documents".

     3. USE OF LOAN PROCEEDS. It is expressly agreed by the parties hereto that a portion of the loan proceeds from the New Promissory Note shall be retained by the Secured Party and credited toward the payment and satisfaction of certain current obligations under the Initial Loans and Airplane Leases in the amounts and for the obligations enumerated in attached Exhibit UG" along with payment of attorneys' fees and costs of Secured Party not to exceed $10,000.00 (in the event Debtor restructures it financial obligations, without filing for bankruptcy protection, Secured Party shall refund such attorneys' fees to Debtor), with the balance of the loan proceeds to be disbursed to Debtor and utilized for the obligations specified on attached Exhibit "H". No portion of the loan proceeds shall be utilized by Debtor for amounts due secured or unsecured creditors of Debtor, except as provided in "Exhibit G" or any payments owing to United Airlines relating in any manner to rent or other obligations, including but not limited to rental on the Denver Airport space. Debtor agrees to obtain a modification to all agreements and amounts past due and owing to United Airlines, in form and content acceptable in all respects to Secured Party ("United Airlines Modification").

     4. SPARE PARTS. ACCESSORIES. EQUIPMENT. Debtor will arrange for Secured Party's representatives to inspect and inventory the Spare Parts during the month of July, 1997, at such time(s) as required or requested by Secured Party. Debtor covenants and warrants it will promptly furnish such information and execute and deliver such further documents, including further UCC-1 financing statements and FAA filings, and do all other such acts and things as Secured Party may reasonably request in order to perfect its security interest in all the Spare Parts and to allow compilation of further detail for a complete list of all such items and their location, and to allow updates to the Security Agreement and accompanying UCC-1 financing statements thereon, and accompanying FAA filing(s) thereon.

     5. REAFFIRMATION OF INDEBTEDNESS/LEASES. Debtor hereby reaffirms the validity of each of the Initial Loans and Airplane Leases, acknowledges and agrees that the current balances owing under each of said Initial Loans and Airplane Leases are as set forth on Exhibit "A" and Exhibit "B" (except as to aircraft bearing serial numbers UC 101 and 105) respectively, that each of the Initial Loans and Airplane Leases is in full force and effect, that no off-sets or


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          defenses exist as to such amounts and future obligations
          thereunder and remain the valid, effective and enforceable obligations of Debtor. Secured Party hereby acknowledges and agrees that amounts currently past due and owing under the Initial Loans and Airplane Leases shall be paid (along with all default charges, interest and related amounts thereto) on July 29, 1997.

     6. CONDITIONS PRECEDENT TO LOAN CLOSING. The following conditions are precedent to closing of the New Promissory Note:

          a. DIRECT PAYMENT FROM CLEARING HOUSE FUNDS. A written agreement shall be obtained by Debtor with Airlines Clearing House, Inc. and Chase Manhattan Bank, N.A., as agent for Airlines Clearing House, Inc., in favor of Secured Party, wherein they shall agree to cause all Clearing House Funds to be wired directly to Secured Party on the date normal disbursements are made thereunder, subject to the amounts United Airlines shall be entitled to bill to Airlines Clearing House, Inc. in accordance with the United Airlines Modification.

          b. UNITED AIRLINES MODIFICATION. The written United Airlines Modification is obtained in form and content acceptable to Secured Party, which shall include a restructured payment schedule for Debtor's obligations to United Airlines and confirm the subordination from United Airlines as to all Clearing House Funds, allowing Secured Party to hold a senior first lien as to said items and receive direct payment of the Clearing House Funds.

          c. PAYMENT OF FEES AND COSTS. Debtor shall pay Secured Party from the loan proceeds for all fees, costs and expenses, including attorneys' fees, relating in any manner to the initial documentation of the New Promissory Note and related transaction, in an amount not to exceed $10,000.00.

          d.   VALID LIENS. The Security Agreement and Pledge
               Agreement shall have been fully executed, appropriate UCC-1 financing statements and FAA filings have been fully executed.

          e. CODE SHARE AGREEMENT. Debtor shall obtain written confirmation from United Airlines that the code share agreement shall continue in effect through August 31, 1997.

          f. LEGAL OPINION. A legal opinion from Debtor's counsel confirming the validity of this Agreement, the New Promissory Note, the Pledge Agreement, the
               Security Agreement and other documents related to this

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               transaction, as well as the validity of the
               lien interests being created thereby and authority of the person signing all documents on behalf of Debtor.

     All of the foregoing agreements, documents and confirmations shall be in such form and content as approved and accepted by Secured Party, in its sole discretion.

     7. CONDITIONS TO BE MET FOLLOWING LOAN CLOSING. Debtor shall undertake and diligently prosecute in an expeditious and timely manner, each of the following items following closing of the New Promissory Note transaction:

          a. CREDITOR RESTRUCTURE. Debtor shall obtain a restructure of all its indebtedness on all aircraft financing with third parties in order that all financial obligations owing to said third party for amounts currently past due and payable shall be extended in full for a minimum of 120 days from the date hereof, and shall cause amounts that become due after the date hereof to include step down payments in order that not more than 25% of the first month's payment, 50% of the second month's payment, and 75% of the third month's payment accruing hereafter is paid in the first, second and third months, respectively, from the date of this Agreement (with the unpaid portion each month to be extended until after 120 days from the date of this Agreement. In addition, Debtor shall obtain uncollateralized notes to all unsecured creditors for trade payables and otherwise, for each indebtedness owing to any single creditor in the amount of $20,000 or more, to allow payoff over a one year period at an interest rate not to exceed 12% per annum with equal monthly payments of principal and interest.

          b Debtor shall diligently proceed with, and prosecute enrollment (at competitive market rates) of all 1900 Airliner engines in Pratt & Whitney's Fleet Maintenance Program and complete such enrollment no later than October 1, 1997. This provision does not require Debtor to purchase retroactive enrollment of the engines.

          c Debtor agrees to actively investigate other cash sources and restructure strategies and update Secured Party on a weekly basis pursuant to a written report showing said strategies, cash sources and other activities of material impact on the business operations of Debtor.

          d Debtor shall issue warrants to Secured Party for one million common shares of Debtor at a strike price of 0.75 per share. The warrants shall be exercisable for a period commencing one year from the date of issuance and terminating ten (10) years from such issuance, All

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               documents pertaining to said warrants shall be
               prepared by Debtor and presented to Secured Party within two (2) weeks following close of the loan, and Debtor agrees to negotiate in good faith as to all requested changes in the language, terms, and provisions of said warrant documents. Secured Party shall have no obligation to pay any monies or consideration for issuance of the warrants, other than the granting of the New Promissory Note loan to Debtor pursuant to this Agreement. Debtor hereby acknowledges receipt of good and valuable consideration for issuance of the warrants hereunder, and agrees that the value of issuance of said warrants shall be $2,000.00.

          e. Prior to July 29, 1997, Secured Party and Debtor shall meet to determine if it is in the best interests of both parties to (i) extend the date that certain of Debtor's obligations arising out of this Agreement are due, for the purpose of allowing Debtor additional time to restructure its financial obligations and (ii) revise Secured Party's security, pledge and other agreements for the purpose of restructuring the Debtor's financial obligations.

     8. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

          a. ORGANIZATION. ETC. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and is qualified to do business in each jurisdiction where such qualification is legally required, and is entitled to own property in the place where such property is now owned or leased and is empowered to conduct business as now conducted. Debtor has not carried on business under any name except United Express, Midway Connection, Arizona Airways Express, Great Lakes Airlines and that shown in this Agreement within five (5) years of the date of this Agreement.

          b. AUTHORITY AND ENFORCEABILITY. Debtor has full power to enter into and perform its obligations under this Agreement, the New Promissory Note, Security Agreement and Pledge Agreement and all other documents contemplated hereby or executed pursuant hereto. The execution and delivery of this Agreement, the New Promissory Note, Security
               Agreement, Pledge Agreement and all other documents contemplated hereby or executed pursuant hereto and the performance and observance of their terms, conditions and obligations have been duly authorized by all necessary action on the part of Debtor. This Agreement, the New Promissory Note, Security Agreement, Pledge Agreement and all other documents contemplated hereby or executed

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               pursuant hereto constitute, when executed and
               delivered by Debtor to Secured Party, valid and binding obligations of Debtor enforceable in accordance with their terms.

          c. NO CONFLICT. The execution and delivery of this Agreement, and other documents contemplated hereby and thereby, do not and will not conflict with, or be in contravention of, any law, order, rule or regulation applicable to Debtor or any agreement or instrument to which Debtor is a party or by which any of its property is bound or affected.

          d. FINANCIAL CONDITION. Except for the absence of notes to the monthly Financial Statement, all Financial Statements furnished to Secured Party for the purpose of establishing financial responsibility of Debtor in connection with this Agreement were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present the financial conditions and results of operation of Debtor for the period through March 31, 1997. Without limiting the generality of the foregoing, Debtor does not know of any material contingent liabilities that it may have that were not reflected in the Financial Statements. Since the date of the Financial Statements there has been no:

               i. material adverse change in Debtor's financial conditions, assets, liabilities or business, except as has been previously disclosed in writing to Secured Party and except for the voluntary suspension on May 16, 1997 of operations and subsequent consent decree with the FAA;

               ii. damage, destruction or loss, whether covered by insurance or not so covered, materially adversely affecting Debtor's properties or business;

               iii. declaration, setting aside or payment of any
                    dividend or other distribution in respect to Debtor's equity securities; nor

               iv. loans to officers, directors, shareholders, warrant holders or other equity participants in Debtor.

          e. LITIGATION. There is no action, suit, legal proceeding or other proceeding pending or, to the best knowledge of Debtor's officers, directors and legal counsel, threatened against Debtor or affecting the properties or assets of Debtor in any court or before any arbitrator of

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               any kind or before or by any governmental body, except
               as set forth in Exhibit "I" hereto. Debtor is not in default with respect to any order of any court, arbitrator or governmental body, and is not subject to or a party to any order of any court or governmental body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. For the purposes of this section, the term "governmental body". includes any federal, state, municipal or other governmental department, commission, bars, bureau, agency or instrumentality, domestic or foreign, and the term "order" includes any other, writ, injunction, decree, judgment, award, determination, direction or demand.

          f. TAXES. Debtor has filed all federal, state and local tax returns that are required to be filed and has paid all taxes shown on such returns and on all assessments received by it to the extent that such taxes and assessments have become due. All federal and state income taxes and all other taxes and assessments of any nature pertaining to Debtor's business, assets and operations have been paid when due, including but not limited to payroll, withholding obligations, and personal property taxes.

          g. TITLE. Title to all Collateral is (or will be, with respect to Collateral hereafter acquired) vested solely in Debtor, free and clear of all liens, encumbrances and other claims whatsoever, except as otherwise approved in writing by Secured Party. Debtor has not made any contract or arrangement of any kind which could give rise to a lien on the Collateral, except as provided herein, and the granting of such lien is not contemplated by Debtor.

          h. NO DEFAULT. There is no Event of Default or breach on the part of Debtor under this Agreement and no event has occurred which with notice or the passage of time or both would constitute an Event of Default or breach hereunder.

          i. INFORMATION CORRECT. Except for financial projections, all information furnished in any document required to be furnished by Debtor to Secured Party under or in connection with this Agreement is accurate and complete in all material respects.

          j. LOANS TO DIRECTORS OR OFFICERS. Debtor has no loans or leases with any past or present director, officer or employee, including their spouses


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               and any entity in which any said person holds an
               equity, officer or director relationship.

          k. CLEARING HOUSE FUNDS OFFSETS. Debtor shall cause no offsets to the Clearing House Funds different from past operations, and shall allow only the non-transportation charges to be offset as set forth on Exhibit "F" attached hereto.

     9. AFFIRMATIVE COVENANTS. Until payment or performance in full of all obligations, Debtor shall:

          a. PAY NEW PROMISSORY NOTE. Duly and punctually pay or cause to be paid the principal and interest on the New Promissory Note on the date, in the places and in the manner set forth therein, and perform and observe all other obligations of Debtor under the Initial Loans, Airplane Leases, this Agreement, the Pledge Agreement and the Security Agreement.

          b. COMPLIANCE WITH LAWS: Comply promptly with all laws, rules, regulations, resolutions, ordinances and codes applicable to the business of Debtor and keep in effect all permits or approvals obtained in connection therewith.

          c. ACCOUNTS AND RECORDS. Keep and maintain full and accurate accounts and records of its operations in accordance with generally accepted accounting principles applicable to businesses of the type in which Debtor is engaged and consistent with principles heretofore applied by Debtor in preparation of the Financial Statements, and permit Secured Party by its duly authorized agents to inspect such accounts and records at any reasonable time.

          d. INSPECTION. Permit Secured Party or its duly authorized agents to inspect all of Debtor's property wherever located, whether owned or leased, at any reasonable time.

          e. MAINTAIN EXISTENCE. Maintain and preserve the corporate existence of Debtor in good standing under the laws of the State of Iowa and maintain its right to transact business in all other states where its activities and ownership of assets is such that qualification to transact business is necessary under the laws of such states.

          f. NOTIFICATIONS. Promptly notify Secured Party in writing of the occurrence of:

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               i.   any Event of Default;

               ii. any material adverse change in the business, property, assets, operations or condition, financial or otherwise, of Debtor; and

               iii. the pendency or threat of any material
                    litigation, arbitration, or any material tax deficiency or other proceeding before any governmental body or official affecting Debtor.

          g. PAYMENT OF TAXES, ETC. Duly and punctually pay and discharge all taxes, assessments and other charges against Debtor prior to the date when they shall become delinquent and all charges for labor, materials and supplies that if unpaid might become a lien against any part of the Collateral of Debtor, unless contested in good faith and by appropriate proceedings and provided that Debtor shall have furnished Secured Party with adequate security for the payment thereof, including without limitation bonds or similar security.

          h. FURTHER ASSURANCES. From time to time record, register and file all such notices, statements and other documents and take such other steps, including but not limited to the amendment of the Security Agreement and Pledge Agreement, as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities furnished under this Agreement or intended to be so furnished, in each case in such form and at such times as shall be satisfactory to Secured Party, and pay all fees and expenses incident to compliance with this paragraph.

     10 NEGATIVE COVENANTS OF DEBTOR. Until payment and performance in full of all of the obligations, Debtor shall not without the prior written consent of Secured
          Party:

          a. LIENS. Create, assume, incur or suffer to exist any mortgage, pledge, security interest, lien or other encumbrance upon the Collateral, without the written consent of Secured Party.

          b. ASSIGNMENT. Assign or attempt to assign any of its rights or delegate any of its duties hereunder, under the Security Agreement or the Pledge
               Agreement or under the New Promissory Note.

          c. CHANGE BUSINESS. Change materially the nature of the business conducted by Debtor, engage to any material extent in a kind of business materially different from that presently conducted or change

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               Debtors fiscal year. Debtor shall not enter into
               any new business arrangement that expands routes, or purchase or lease any new aircraft, prior to notifying Secured Party of such arrangement.

          d. LOANS. Make loans or advances from Debtor to its officers or directors or persons or entities in any manner related to such officers and directors.

          e. EXTENDED LIABILITY. Assume, create, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or corporation, except by endorsement of negotiable instruments for deposit or collection except for business in the ordinary course in accordance with prior operations, for an amount in excess of $100,000.00.

     11  EVENTS OF DEFAULT AND REMEDIES.

          a. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or existence of one or more of the following conditions shall constitute an Event of Default under this Agreement:

               i. Debtor's failure to make any timely payment of either principal, interest, late payment charges or any other amount required to be paid hereunder, or Debtor's failure to pay any amount required under the New Note, Security Agreement, Pledge Agreement, Initial Loans and/or Airplane Leases. Secured Party hereby acknowledges and agrees that amounts currently due and owing under the Initial Loans and Airplane Leases, (other than the obligations being paid out of the loan proceeds hereunder) shall be deemed extended (along with all default charges interest and related amounts thereto), until July 29, 1997;

               ii. Debtor's failure to perform any non-monetary promise, agreement, obligation, warranty or covenant made by it herein or in the Pledge Agreement or Security Agreement, if such default is not cured by Debtor within five (5) calendar days of receipt of Secured Party's notice specifying such default;

               iii. five (5) calender days after Secured Party
                    provides Debtor with written notice of any material misrepresentation made by Debtor to Secured Party in connection with the Pledge Agreement, Security Agreement or this Agreement, provided that Secured Party is materially prejudiced thereby;

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

               iv. entry of a money judgment against Debtor, if such judgment is nonappealable and remains undischarged or unstayed for a period in excess of sixty (60) days;

               v.    dissolution, termination of existence,
                     insolvency, business failure, inability to pay debts that arise or accrue after the date of this Agreement as they mature, assignment for the benefit of creditors, or the commencement, with respect to Debtor of any proceedings (either voluntary or involuntary) under any bankruptcy or insolvency laws;

               vi. appointment of a receiver of any material part or all of Debtor's assets or the commencement of any involuntary proceedings against Debtor under any bankruptcy or insolvency laws, if such appointment or proceeding continues for a period of more than sixty (60) days;

               vii. Debtor entering into any transaction, without the prior written consent of Secured Party, which consent will not be unreasonably withheld, whereby all or substantially all of Debtor's undertakings, property and assets would become the property of any other company, whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise;

               viii. default in the payment by Debtor of any
                     indebtedness for borrowed money owed to
                     any creditor other than Secured Party
                     resulting in the acceleration of a
                     material amount of indebtedness greater
                     than U.S. $5,000,000.00 that would
                     reasonably justify Debtor in deeming
                     itself insecure;

               ix. Debtor (or its Permitted Lessee) ceasing to be licensed pursuant to U.S. or other applicable law to operate a commercial air service; or

               x. any representation or warranty made under this Agreement or otherwise made in writing to Secured Party, or in connection with the making of the loan or any certificate, statement or report made pursuant to this Agreement by Debtor shall prove at any time to have been false or misleading in any material respect when made; however Debtor shall have five (5) business days following receipt of notice from Secured Party advising Debtor of a violation under this paragraph, to cure

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

                    such violation. Furthermore, Debtor may commence or maintain litigation in good faith protecting its property, without violating this provision.

               xi. Debtor shall fail to perform or observe any covenant contained in this Agreement for five
                    (5) business days after written notice from Secured Party, or five (5) business days after Debtor is aware of such failure, if sooner.

          b.   REMEDIES.

               i. Upon the occurrence of any Event of Default and thereafter, the loan, with all accrued interest and other amounts payable hereunder, together with all other obligations of Debtor to Secured Party, including but not limited to the obligations under the Initial Loans and Airplane Leases, shall, at the option of Secured Party, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Debtor. Secured Party may proceed with every remedy available at law or equity or provided for herein or in any document executed in connection herewith or in connection with the Initial Loans and the Airplane Leases, and all expenses incurred by Secured Party in connection with any remedy shall be deemed indebtedness of Debtor to Secured Party and a part of the obligations hereunder. Secured Party may apply the proceeds from any Collateral or any other source against any of the indebtedness from Debtor to Secured Party as and in any order Secured Party sees fit.

               ii. Without limiting the foregoing, upon the occurrence of an Event of Default hereunder Secured Party shall have all the rights provided in the Governing Documents, as well as the right to take possession of the Collateral and take any action it deems advisable or necessary to protect the Collateral. Debtor hereby irrevocably constitutes and appoints Secured Party its attorney-in-fact with full power and authority upon the occurrence of an Event of Default to:

                    (a)  take possession of any property covered
                         hereby;

                    (b)  employ such employees, contractors,
                         subcontractors, agents and other persons that Secured Party deems necessary or desirable to protect the Collateral;



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


                    (c)  pay, settle or compromise all existing
                         invoices, charges and claims relating to the Collateral for protection of its interest; and

                    (d)  prosecute and defend all actions and
                         proceedings in connection with Debtor's
                         business and to apply the proceeds of any judgment received by Debtor in any such action against any of the obligations as it sees fit.

               No delay or failure of Secured Party in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of the right by Secured Party, and no exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that Secured Party may have. The enforcement of any rights of Secured Party as to any security for the loan shall not affect the rights of Secured Party to enforce payment of the New Promissory Note and to recover judgment for any portion thereof remaining unpaid. The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that Secured Party shall otherwise have. Further, nothing contained herein shall obligate Secured Party to undertake any action unless required by law.

          12        RIGHTS AND DUTIES OF SECURED PARTY.

          a. RELATIONSHIP. Nothing herein shall be construed as establishing a relationship between Secured Party and any other party except the secured party-borrower relationship between Secured Party and Debtor.

          b. RIGHT TO ASSIGN. Secured Party may assign, negotiate, pledge or otherwise hypothecate this Agreement, the New Promissory Note, Pledge Agreement and Security Agreement or any of its rights and security hereunder or thereunder. In case of such assignment, Debtor will accord full recognition thereto and hereby agrees that all rights and remedies of Secured Party in connection with the interest so assigned shall be enforceable against Debtor by the assignee thereof.

          13 NOTICES. Any notice pertaining to this Agreement shall be deemed sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, to the party to whom said notice is to be given, or sent via telecopy with oral confirmation from a person at the receiving office that the transmission has been received,

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

               or sent overnight carrier. Notices sent by registered or certified mail shall be deemed given on the third day after the date of postmark. Notices hand delivered shall be deemed given on the date delivered. Notices forwarded by telecopy shall be deemed given upon the foregoing oral confirmation that the transmission has been received. Notices sent overnight carrier shall be deemed delivered the day after being forwarded.

          a.   If to Debtor:

               Great Lakes Aviation, Ltd.
               Attention: President
               1965 330th Street
               Spencer, Iowa 51301
               Telephone Number: (712) 262-1000
               Telecopy Number: (712) 262-1001

          b.   If to Secured Party:

               Raytheon Aircraft Credit Corporation
               Attention: President
               9709 E. Central
               Wichita, Kansas 67206
               Telephone Number: (316) 676-7673
               Telecopy Number: (316) 676-6975

          The designated addresses of both parties must be located within the United States of America and allow for Federal Express delivery and served by telecopy transmission service twenty-four (24) hours daily. Any party may change its address for the giving of notice hereunder by notice so given.

     12        MISCELLANEOUS.

     a. AMENDMENTS. No provision or term of this Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Debtor and Secured Party and designated as an amendment, supplement or waiver.

     b. COUNTING OF DAYS. If any time period ends on other than a business day, the period shall be deemed to end on the next succeeding business day.

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

     c. COMPUTATIONS. All computations of interest and fees made or called for hereunder shall be made on the basis of a year of 360 days and actual day months.

     d. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

     e. HEADINGS. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

     f. CONFLICT. If the terms of the Pledge Agreement or Security Agreement shall conflict with this Agreement, this Agreement shall govern to the extent of the conflict.

     g. USE OF TERMS. As used herein, words in any gender shall be deemed to include the other gender and the singular shall be deemed to include the plural, and vice versa.

     h. SEVERABILITY. If any provision in this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provisions be in any way affected or impaired in any other jurisdictions.

     i. GOVERNING LAW AND FORUM CHOICE. This Agreement was made and entered into in the State of Kansas and the law governing this transaction shall be that of the State of Kansas as it may from time to time exist. The law of the State of Kansas shall apply to any and all matters arising from or related to this Agreement and should an "Event of Default" occur, such as an action to obtain possession of and foreclose upon the Collateral, and all other remedies which may be available including seeking a deficiency judgment against Debtor. The parties agree that any legal proceeding based upon the provisions of this Agreement shall be brought exclusively in either the United States District Court of the District of Kansas at Wichita, Kansas, or in the Eighteenth Judicial District Court of Sedgwick County, Kansas, to the exclusion of all other courts and tribunals. Notwithstanding the above, in the event of an "Event of Default", Secured Party (at its sole option) may institute a legal proceeding in any jurisdiction as may be appropriate in order for Secured Party to obtain possession of and foreclose upon the Collateral. The parties hereby consent and agree to be subject to the jurisdiction of the aforesaid courts in such proceedings.

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

     j.   EXHIBITS. Exhibits "A", "B", "C", "D", "E", "F", "G",
          "H", and "I" are attached hereto and incorporated herein.

     k. ENTIRE AGREEMENT. The Governing Documents constitute the entire agreement between Secured Party and Debtor concerning the subject matter of this Agreement, and supersede any prior written or oral agreements between Secured Party and Debtor concerning the subject matter hereof.

EXECUTED as of the day and year first set forth above.

                    GREAT LAKES AVIATION, LTD., an Iowa
                    corporation


                    By: /s/ Douglas G. Voss
                        -------------------------------------
                        President

                    Date:  July 11, 1997
                           ----------------------------------


                    RAYTHEON AIRCRAFT CREDIT CORPORATION


                    By:   /s/ Daniel K. Smartt
                          -----------------------------------
                           President

                    Date:  July 11, 1997
                           ----------------------------------


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